AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 25, 1998
                                                           REGISTRATION NO. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             WASTE INDUSTRIES, INC.
               (Exact name of issuer as specified in its charter)

NORTH CAROLINA                                                  56-0954929
--------------                                                  ----------
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)

               3949 BROWNING PLACE, RALEIGH, NORTH CAROLINA 27609
               --------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                    EMPLOYEE NON-QUALIFIED STOCK OPTION PLAN
                    ----------------------------------------
                                 1997 STOCK PLAN
                                 ---------------
                            (Full title of the plans)

                                 ROBERT H. HALL
                CHIEF FINANCIAL OFFICER, SECRETARY AND TREASURER
                             WASTE INDUSTRIES, INC.
                               3949 BROWNING PLACE
                          RALEIGH, NORTH CAROLINA 27609
                          -----------------------------
                     (Name and address of agent for service)

                                 (919) 782-0095
                                 --------------
          (Telephone number, including area code, of agent for service)

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                                   Copies to:
                            Donald R. Reynolds, Esq.
                        Wyrick Robbins Yates & Ponton LLP
                        4101 Lake Boone Trail, Suite 300
                          Raleigh, North Carolina 27607
                                 (919) 781-4000


                         CALCULATION OF REGISTRATION FEE

=============================== =========================== ======================== ======================== ====================
           TITLE OF                                            PROPOSED MAXIMUM         PROPOSED MAXIMUM
        SECURITIES TO                   AMOUNTS TO              OFFERING PRICE              AGGREGATE               AMOUNT OF
        BE REGISTERED                 BE REGISTERED               PER SHARE*             OFFERING PRICE          REGISTRATION FEE
=============================== =========================== ======================== ======================== ====================
Common Stock, no par value
per share                          2,326,000 SHARES (1)         $19.6875(2)           $45,793,125(2)           $13,876.70(2)
=============================== =========================== ======================== ======================== ====================

(1) INCLUDES 526,000 SHARES RESERVED FOR ISSUANCE UNDER THE EMPLOYEE NON-QUALIFIED STOCK OPTION PLAN AND 1,800,000 SHARES RESERVED FOR ISSUANCE UNDER THE 1997 STOCK PLAN.
(2) ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE PURSUANT TO RULE 457(C), BASED ON THE AVERAGE OF THE HIGH AND LOW PRICES FOR THE COMMON STOCK ON THE NASDAQ NATIONAL MARKET SYSTEM ON MARCH 23, 1998.
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

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents heretofore filed by Waste Industries, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

                  (a) The Company's prospectus dated June 13, 1997 filed pursuant to Rule 424(b)(4) promulgated under the Securities Act of 1933, as amended;

                  (b) The Company's Quarterly Reports for the quarters ended June 30 and September 30, 1997, filed pursuant to Section 13 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act");

                  (c) The Company's Current Reports on Form 8-K filed August 15, 1997 and September 15, 1997, as amended, pursuant to Section 13 of the Exchange Act; and

                  (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 0-22417) filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered under this registration statement have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.


ITEM 4.    DESCRIPTION OF SECURITIES

         Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.


ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Articles of Incorporation and Bylaws include provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the fullest extent permitted by Section 55-8-30(e) of the North Carolina Business Corporation Act (the "Business Corporation Act") and (ii) require the Company to indemnify its directors and officers to the fullest extent permitted by Section 55-8-50 through 55-8-58 of the Business Corporation Act, including circumstances in which indemnification is otherwise discretionary. Pursuant to Section 55-8-51 and 55-8-57 of the Business Corporation Act, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Company believes that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate the directors' duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under the Business Corporation Act. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions that the director believes to be contrary to the best interests of the Company or its shareholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to the Company or its shareholders when the director was aware or should have been aware of a risk of serious injury to the Company or its shareholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its shareholders, for improper transactions between the director and the Company and for improper distributions to shareholders and loans to directors and officers. These provisions do not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

         The Company's Bylaws require the Company to indemnify its directors and officers against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) and other amounts actually and reasonably incurred in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Company or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Company's Bylaws also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.    EXHIBITS

         The following exhibits are filed as part of this registration statement:

         Exhibit Number                     Description
         --------------                     -----------

         5.1             Opinion of Wyrick Robbins Yates & Ponton LLP
         10.1*           1997 Stock Plan
         10.4            Employee Non-Qualified Stock Option Plan
         23.1            Consent of Deloitte & Touche LLP
         23.2            Consent of Wyrick Robbins Yates & Ponton LLP (included
                         in Exhibit 5.1)
         24.1            Power of Attorney (see page S-1)
------------------
* previously filed.

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on the 24th day of March 1998.

                                           WASTE INDUSTRIES, INC.


                                           By: /s/ Lonnie C. Poole, Jr.
                                               __________________________
                                               Lonnie C. Poole, Jr.,
                                               Chairman

                                POWER OF ATTORNEY

         Each person whose signature appears below in so signing also makes, constitutes and appoints Lonnie C. Poole, Jr. and Robert H. Hall, and each of them, his true and lawful attorneys-in-fact and agent, with full power of substitution, for him in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Form S-8, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorneys-in-fact or his or their substitute or substitutes may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-8 has been signed below by the following persons in the capacities and on the date indicated.

             Signature                                         Title                                  Date
             ---------                                         -----                                  ----


/s/ Lonnie C. Poole, Jr.                     Director, Chairman and Chief Executive                March 24, 1998
                                             Officer (Principal Executive Officer)
-------------------------------------
Lonnie C. Poole, Jr.


                                             Director, Vice President, Chief Financial             March 24, 1998
                                             Officer and Treasurer (Principal
/s/ Robert H. Hall                           Financial and Accounting Officer)
-------------------------------------
Robert H. Hall


/s/ Jim W. Perry                             Director                                              March 24, 1998
-------------------------------------
Jim W. Perry


                                             Director
-------------------------------------
J. Gregory Poole, Jr.

/s/ Thomas F. Darden, II
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Thomas F. Darden, II                         Director                                              March 24, 1998



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